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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) MAY 17, 2000


                        GENERAL DATACOMM INDUSTRIES, INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                     1-8086                  06-0853856
(State or Other Jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)           Identification No.)


           MIDDLEBURY, CONNECTICUT                             06762-1299
  (Address of Principal Executive Offices)                     (Zip Code)



        Registrant's telephone number, including area code (203) 574-1118



                                      N /A
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.   OTHER EVENTS

On May 17, 2000 DataComm Leasing Corporation ("DLC"), a wholly-owned subsidiary of General DataComm Industries, Inc. (the "Company"), terminated its agreement with Twister Communications Network, Inc. ("Twister") as a result of Twister's insolvency. The DLC agreement with Twister had provided for the lease of the Company's equipment to Twister. DLC is attempting to recover all of the equipment previously shipped to and/or installed at Twister locations. An involuntary bankruptcy petition has been filed against Twister by other creditors.

The Company will record a charge for uncollectable lease receivables and unrecovered lease equipment in the quarter ending June 30, 2000. The amount of the charge is estimated to range between $1.0 million and $4.0 million, depending upon the amount of leased equipment which is ultimately recovered.





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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              General DataComm Industries, Inc.
                                                        (Registrant)


                                              By: /s/ William G. Henry
                                                 ----------------------------
                                                   William G. Henry
                                                   Vice President and
                                                   Principal Financial Officer


Dated:  May 26, 2000